As filed with the Securities and Exchange Commission on August 11, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)
         Pennsylvania                                  23-2707366
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

     900 West Valley Road, Suite 1000
           Wayne, Pennsylvania                               19087
 (Address of principal executive offices)                  (Zip Code)


                              Amended and Restated
                          1996 Equity Compensation Plan
                            (Full title of the plans)

                             DAVID VAN RIPER MORRIS
                             Chief Executive Officer
                                Infonautics, Inc.
                        900 West Valley Road, Suite 1000
                            Wayne, Pennsylvania 19087
                     (Name and address of agent for service)

                                  610-971-8840
          (Telephone number, including area code, of agent for service)

                                 --------------

                         Copy of all communications to:

                             DAVID R. KING, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000


                         CALCULATION OF REGISTRATION FEE


                                             Proposed maximum   Proposed maximum
    Title of securities      Amount to be     offering price       aggregate             Amount of
     to be registered         registered        per share        offering price       registration fee

Class A Common            500,000 shares(2)    $2.640625(1)             $1,320,313 (1)         $390
Stock, no par value



---------------
(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock of August 5, 1998, as reported on the Nasdaq National Market.
(2)      Pursuant  to  Rule  416  under  the  Securities   Act  of  1933,   this
         Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 500,000 shares (the "Shares") of Class A Common Stock, no par value. The Shares are securities of the same class and relating to the same employee benefit plan, the 1996 Equity Compensation
Plan, as amended, as those shares registered in the Registrant's registration statements on Form S-8, previously filed with the Securities and Exchange Commission on October 9, 1997 and September 18, 1996. The earlier registration statements on Form S-8, Registration Nos. 333-37545 and 333-12279, are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.           Exhibits.



Exhibit
Number                                      Exhibit
------                                      -------

4.1      1996 Equity Compensation Plan, as amended and restated as of April 1, 1997, September 23, 1997 and
         March 31, 1998.

5.1      Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1     Power of Attorney  (set forth on the  signature  page of this  Registration
         Statement).


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 11th day of August, 1998.

                                            INFONAUTICS, INC.

                                            By: /s/ David Van Riper Morris
                                                --------------------------
                                                  David Van Riper Morris
                                                  Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Gerard J. Lewis, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Capacity                           Date
---------                                   --------                           ----

/s/David Van Riper Morris            Principal Executive Officer and       August 11, 1998
-------------------------------      Director
David Van Riper Morris


/s/ Federica F. O'Brien              Principal Financial and               August 11, 1998
-------------------------------      Accounting Officer
Federica F. O'Brien


/s/ Israel J. Melman                 Director                              August 11, 1998
-------------------------------
Israel J. Melman


/s/ Howard L. Morgan                 Director                              August 11, 1998
-------------------------------
Howard L. Morgan


                                     Director
-------------------------------
Lloyd N. Morrisett


/s/ Barry Rubenstein                 Director                              August 11, 1998
-------------------------------
Barry Rubenstein


/s/ Marvin I. Weinberger             Director                              August 11, 1998
-------------------------------
Marvin I. Weinberger


/s/ Brian Segal                      Director                              August 11, 1998
-------------------------------
Brian Segal


/s/ Lester D. Wunderman              Director                              August 11, 1998
-------------------------------
Lester D. Wunderman


                                  EXHIBIT INDEX

    Exhibit
      No.                                   Description
      ---                                   -----------
      4.1       1996 Equity  Compensation  Plan,  as amended and  restated as of
                April 1, 1997, September 23, 1997 and March 31, 1998.

      5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2       Consent  of Morgan,  Lewis & Bockius  LLP  (included  in Exhibit
                5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).
